As filed with the Securities and Exchange Commission on August 18, 2022

File no. 000-56307

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 4

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Osprey Bitcoin Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	37-6695894 (I.R.S. Employer Identification No.)

1241 Post Road, 2nd Floor Fairfield, CT (Address of Principal Executive Offices)	06824 (Zip Code)

(914) 214-4697
(Registrant’s telephone number, including area code)

Copies to:
David A. Sirignano
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue NW
Washington, DC 20004

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Osprey Bitcoin Trust Units

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Osprey Bitcoin Trust (the “Trust”) is voluntarily filing this amendment to the Registration Statement on Form 10 (this “Amendment No. 4”) to register its common units of fractional undivided beneficial interest (“Units”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

We have filed our Information Statement as Exhibit 99.1 to this Amendment No. 4. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item No.	Item Caption	Location in Information Statement
1.	Business.	The following sections of our Information Statement are hereby incorporated by reference: “Statement Regarding Forward-Looking Statements,” “Key Operating Metrics,” “Summary,” “Risk Factors,” “Overview of the Bitcoin Industry and Market,” “Activities of the Trust,” “Description of the Trust,” “The Sponsor,” “The Trustee,” “The Transfer Agent,” “The Custodian,” “Custody of the Trust’s Bitcoins,” “Description of Issuance of Units,” “Valuation of Bitcoin and Determination of NAV,” “Expenses; Sales of Bitcoins,” “Statements, Filings and Reports,” and “Description of the Trust Documents.”

1A.	Risk Factors.	The following sections of our Information Statement are hereby incorporated by reference: “Statement Regarding Forward-Looking Statements” and “Risk Factors.”

2.	Financial Information.	The following sections of our Information Statement are hereby incorporated by reference: “Key Operating Metrics,” “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Valuation of Bitcoin and Determination of NAV,” and “Index to Financial Statements” and the statements referenced therein.

3.	Properties.	None.

4.	Security Ownership of Certain Beneficial Owners and Management.	The following section of our Information Statement is hereby incorporated by reference: “Conflicts of Interest.”
5.	Directors and Executive Officers.	The following sections of our Information Statement are hereby incorporated by reference; “The Sponsor.”
6.	Executive Compensation.	The following sections of our Information Statement are hereby incorporated by reference: “Expenses; Sales of Bitcoins.”
7.	Certain Relationships and Related Transactions, and Director Independence.	The following sections of our Information Statement are hereby incorporated by reference: “The Sponsor” and “Conflicts of Interest.”
8.	Legal Proceedings.	None.
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	The following sections of our Information Statement are hereby incorporated by reference: “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
10.	Recent Sales of Unregistered Securities.	The following sections of our Information Statement are hereby incorporated by reference: “Description of the Units.”
11.	Description of Registrant’s Securities to be Registered.	The following sections of our Information Statement are hereby incorporated by reference: “Description of the Units,” “Description of Issuance of Units” and “Description of the Trust Documents.”
2

12.	Indemnification of Directors and Officers.	The following section of our Information Statement is hereby incorporated by reference: “Description of the Trust Documents.”
13.	Financial Statements and Supplementary Data.	The following section of our Information Statement is hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable.
15.	Financial Statements and Exhibits.	The following sections of our Information Statement are hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.
3

(a) List of Financial Statements and Schedules. The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Osprey Bitcoin Trust Unaudited Interim Financial Statements

Statements of Assets and Liabilities at June 30, 2021 and December 31, 2020

Schedules of Investment at June 30, 2021 and December 31, 2020

Statements of Operations for the three months and six months ended June 30, 2021 and 2020

Statements of Changes in Net Assets for the three months and six months ended June 30, 2021 and 2020

Notes to Unaudited Financial Statements

Osprey Bitcoin Trust Annual Financial Statements

Report of Independent Registered Public Accounting Firm

Statements of Assets and Liabilities at December 31, 2020 and 2019

Schedules of Investment at December 31, 2020 and 2019

Statements of Operations for the period from January 22, 2019 (commencement of operations) to December 31, 2019 and for the year ended December 31, 2020

Statements of changes in Net Assets for the period from January 22, 2019 (commencement of operations) to December 31, 2019 and for the year ended December 31, 2020

Notes to Financial Statements

(b) Exhibits. The following documents are filed as exhibits hereto:

Number Exhibit	Exhibit Description

4.1*	Second Amended and Restated Declaration of Trust and Trust Agreement

4.2*	Amendment to Trust Agreement

10.1*†	Custodial Services Agreement with Fidelity Digital Asset Services, LLC

10.2*†	Custodial Services Agreement with Coinbase Custody Trust Company, LLC

10.3*	Index Provider Agreement

10.4*†	Transfer Agency and Registrar Service Agreement

10.5*	Form of Subscription Agreement

10.6*†	Administration Agreement

99.1	Information Statement

*	Previously filed.
†	Certain schedules or similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Trust agrees to furnish supplemental copies of any of the omitted schedules or attachments upon request by the Securities and Exchange Commission.
4

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Osprey Fund, LLC as Sponsor of Osprey Bitcoin Trust

By:	/s/ Gregory D. King
Name: Gregory D. King
Title: Chief Executive Officer

Date: August 18, 2022

5